Exhibit 99.1

BIOLASE RESTRUCTURES MANAGEMENT TEAM AND ANNOUNCES ADDITION OF NEW CFO

BIOLASE Appoints Jeffrey Jones as Vice Chairman and CTO, Robert Grant as President and CEO and John Hohener as CFO

SAN CLEMENTE, Calif., October 27 — BIOLASE Technology, Inc. (NASDAQ: BLTI - News), a medical technology company that develops, manufactures and markets lasers and related products focused on improving dental procedures, announced today its new executive appointments.

Robert E. Grant has been appointed President and Chief Executive Officer and member of its board. Jeffrey W. Jones has been named to the new position of Vice Chairman of the Board and Chief Technology Officer. Effective November 23rd, John W. Hohener will assume the position of Executive Vice President and Chief Financial Officer.

“I greatly appreciate Jeff’s invaluable contributions during his tenure as President and CEO and I am looking forward to his further contributions in his new role. During his time as CEO, Jeff took the Company in five years from approximately $1 million in sales to more than $49 million in sales by the end of 2003. He is one of the key forces behind our rapid growth and #1 world market share position in the dental laser market,” said Federico Pignatelli, Chairman of the Board.

“I am pleased to continue working with Jeff and look forward to his leadership in our product development and corporate strategy initiatives,” said Robert E. Grant, President and CEO.

Robert Grant joined the Company in June 2003 and has been serving as the Company’s Chief Operating Officer and Interim Chief Financial Officer of BIOLASE Technology, Inc. Mr. Grant’s leadership has been instrumental in improving the Company’s internal infrastructure across the various functional disciplines as well as overseeing the successful transition to the Company’s new manufacturing facility. Mr. Grant brings strong senior management experience in the medical technology field with emphasis on sales & marketing, corporate strategy, mergers and acquisitions, manufacturing, research and development and organizational leadership.

Prior to joining BIOLASE and following the acquisition of the Coherent Medical Group by Lumenis Ltd, Mr. Grant served as Executive Vice President and General Manager of the Medical Business, a $170 million global provider of ophthalmic and surgical laser systems. Previously, Mr. Grant held numerous positions within the Coherent Medical Group, including Vice President of Business Development, Vice President of the Surgical Business and Managing Director of European Operations. Mr. Grant has also held positions as General Manager of Australasian Operations and Country Manager Japan for Sulzer AG, a $4 billion Swiss engineering and medical device firm as well as The Nucleus Group of Pacific Dunlop Ltd, a global conglomerate. Mr. Grant holds a BA from Brigham Young University and a MBA (with Honors) from The American Graduate School of International Management (Thunderbird).

“We are excited and confident about the future of BIOLASE and we believe Robert’s experience, leadership and vision will lead the Company to further success,” said Federico Pignatelli, Chairman of the Board. “I believe Robert’s proven track record of achievement and team leadership will propel BIOLASE to the next level.”

“I have personally known and closely worked with Robert in various capacities for more than 10 years. I am confident that Robert’s strong leadership and previous experience in managing larger organizations will complement BIOLASE’s current pattern of growth and development. In my new role as Vice Chairman and CTO, I am looking forward to strengthening the Board’s strategic and operational oversight as well as furthering the Company’s product development endeavors such as consumable product initiatives and product line extensions,” said Jeffrey W. Jones, Vice Chairman and CTO.

“I am also pleased to announce the appointment of John Hohener, Executive Vice President and Chief Financial Officer. John brings a wealth of senior financial management experience with emphasis on mergers and acquisitions, cost management, strategic planning, SEC reporting, investor relations, corporate governance, accounting, finance, capital markets and tax strategy,” said Federico Pignatelli, Chairman of the Board.

Prior to joining BIOLASE, Mr. Hohener served as Chief Financial Officer of Netlist, Inc., a manufacturer and designer of high-density memory subsystems. Previously, Mr. Hohener served as Senior Vice President and Chief Financial Officer of TRC Companies, Inc., a $350 million public engineering services firm that provides technical, financial, risk management and construction services. He also was CFO of Entridia Corporation, a fabless semiconductor company, and CFO and co-founder of Smartflex Systems, Inc., a $130 million public electronics contract manufacturer, which was later sold to Saturn Electronics. Mr. Hohener holds a BS in Business Administration from University of California, Berkeley and a MBA from Pepperdine University.

“We’re delighted to have such a seasoned financial executive as Mr. Hohener join our executive team,” commented Mr. Grant, BIOLASE President and CEO. “Mr. Hohener has a strong track record of consistent performance throughout his career and we look forward to benefiting from John’s proven fiscal experience in guiding and managing companies.”

Third Quarter Earnings Release and Conference Call

BIOLASE will release its financial results for the third quarter ended September 30, 2004 on Wednesday, October 27, 2004. BIOLASE management will host a conference call on Wednesday, October 27 at 11:30am EDT to discuss its financial results for the recent quarter and to answer questions.

About BIOLASE

BIOLASE Technology, Inc. (http://www.biolase.com) is a medical technology company that designs, manufacturers and markets proprietary dental laser systems that allow dentists, oral surgeons and other specialists to perform a broad range of common dental procedures, including cosmetic applications. The company’s products incorporate patented and patent pending technologies focused on reducing pain and improving clinical results. Its primary product, the Waterlase® system, is the best selling dental laser system. The Waterlase® system uses a patented combination of water and laser to precisely cut hard tissue, such as bone and teeth, and soft tissue, such as gums, with minimal or no damage to surrounding tissue. The company also offers the LaserSmile™ system, which uses a laser to perform soft tissue and cosmetic procedures, including tooth whitening.

This release may contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include statements concerning future operating results and expenses, anticipated insurance coverage, the future of our industry, product and service development, business strategy, the possibility of future acquisitions, and continued acceptance and growth of our products. These statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “intend,” “plan,” “believe,” and variations of these words or similar expressions or other similar words or expressions. You should not place undue reliance on any forward-looking statements.

In particular, the Company’s statements regarding senior management’s performance, anticipated expenses, potential future results and trends in the marketplace are examples of such forward-looking statements and are based on current expectations and assumptions, estimates and projections about our company and our industry, management’s beliefs and certain assumptions made by us that are subject to risks and uncertainties. The Company’s actual results could differ materially from those anticipated in or implied by the forward looking statements based on a variety of factors, including, among others: market acceptance of new products, continued acceptance of existing products, the timing of projects due to the variability in size, scope and duration of projects, clinical study results which lead to reductions or cancellations of projects, obtaining regulatory approvals for new products and maintaining existing regulatory approvals, regulatory delays, the availability of competitive products, risks associated with competition and competitive pricing pressures, the risk that insurance coverage will be limited or unavailable, the risk that compliance costs or litigation costs will exceed expectations, and the impact of economic conditions generally, any of which may cause revenues and income to fall short of anticipated levels, and other factors, including estimates made by management with respect to the Company’s critical accounting policies, adverse results in litigation, general economic conditions and regulatory developments not within the Company’s control and other risks detailed from time to time in the reports filed by the Company with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. The forward- looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances including any change in the Company’s beliefs or expectations. The Company further disclaims any obligation or intent to provide guidance or estimates of expenses for any future period.

For further information, please contact: Robert Grant, President and CEO, rgrant@biolase.com; Scott Jorgensen, Director of Finance & Investor Relations, sjorgensen@biolase.com, of BIOLASE Technology, Inc., +1-949-361-1200; David Allred, Richter7 Public Relations, dallred@richter7.com, +1-801-521-2903.